                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY
                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALABAMA NATIONAL BANCORPORATION ("ANB") FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 19, 1997, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF (THE "SPECIAL MEETING").


   The undersigned, being a Shareholder of ANB, hereby appoints John H. Holcomb, III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 24, 1997 (the "Merger Agreement"), by and between ANB and First American Bancorp ("FAB"), pursuant to which, among other matters (a) FAB would be merged with and into ANB and (b) each share of FAB common stock will be converted into the right to receive .7199 shares of ANB common stock. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus.

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

   Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

   THE UNDERSIGNED ACKNOWLEDGES THAT THE SPECIAL MEETING MAY BE POSTPONED OR ADJOURNED TO A DATE SUBSEQUENT TO THE DATE SET FORTH ABOVE, AND INTENDS THAT THIS PROXY SHALL BE EFFECTIVE AT THE SPECIAL MEETING AFTER SUCH POSTPONEMENT(S) OR ADJOURNMENT(S). THIS PROXY IS REVOCABLE, AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME BY DELIVERY OF WRITTEN NOTICE OF SUCH REVOCATION TO ANB, PRIOR TO THE DATE OF THE SPECIAL MEETING, OR BY ATTENDANCE AT THE SPECIAL MEETING.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

ELECTION TO APPROVE THE MERGER:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  Date:
                                                       -------------------------
                                                  NOTE: Please sign exactly as
                                                  name appears above. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporation name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.